Exhibit (h)(2)(b)

                                   SCHEDULE A

                         EATON VANCE MUTUAL FUNDS TRUST
                         ------------------------------

                        ADMINISTRATIVE SERVICES AGREEMENT


Name of Fund                                                              Effective Date                    Fee*
------------                                                              --------------                    ----
Eaton Vance Tax-Managed Value Fund                                        August 16, 1999                   0.15%
Eaton Vance Tax-Managed Young Shareholder Fund                            May 1, 2000                       0.15%
Eaton Vance Floating-Rate High Income Fund                                June 19, 2000                     0.15%
Eaton Vance Tax-Managed Capital Appreciation Fund                         June 19, 2000                     0.15%
Eaton Vance Floating-Rate Fund                                            August 14, 2000                   0.15%
Eaton Vance Tax-Managed Growth Fund 1.2                                   March 1, 2001                     0.15%
Eaton Vance Tax-Managed Emerging Growth Fund 1.2                          March 1, 2001                     0.15%
Eaton Vance International Growth Fund                                     June 18, 2001                     0.15%
Eaton Vance Equity Research Fund                                          August 13, 2001                   0.15%
Eaton Vance Tax-Managed Equity Asset Allocation Fund                      December 10, 2001                 0.15%
Eaton Vance Tax-Managed Mid-Cap Stock Fund                                December 10, 2001                 0.15%
Eaton Vance Tax-Managed Small Company Value Fund                          December 10, 2001                 0.15%
Eaton Vance Tax-Managed Dividend Income Fund                              February 10, 2003                 0.15%
Eaton Vance Tax-Managed Emerging Markets Fund                             August 11, 2003                   0.50%

----------------------------
* Fee is a percentage of average daily net assets per annum, computed and paid monthly.